UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

HMN Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24100	41-1777397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest
Rochester, Minnesota 55901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (507) 535-1200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HMNF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, HMN Financial, Inc., a Delaware corporation (the “Company”) and Home Federal Savings Bank, the Company’s wholly-owned subsidiary (the “Bank”), entered into an agreement with each of Jon Eberle and Lawrence McGraw to amend the Executive Severance Agreement dated June 6, 2023 among the Company, the Bank and such executive (each such agreement, the “Amendment” and collectively, the “Amendments”). Mr. Eberle is the Senior Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank. Mr. McGraw is the Executive Vice President and Chief Operating Officer of the Bank.

Prior to the Amendment, the Executive Severance Agreement provided for the certain payments and benefits to an executive for a qualifying termination of employment if a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan) occurred during the term of the Executive Severance Agreement and the date of termination of the executive’s employment occurred on the date of the Change in Control or during a two-year transition period following the Change in Control. The Amendments eliminate the requirement that a termination of employment must occur during the two-year transition period following the Change in Control in order for the executive to receive the Executive Severance Agreement payments and benefits. Under the Amendments, if a Change in Control occurs during the term and prior to, or on the same day as, the date of termination of the executive’s employment, then the Company or the Bank will provide to the executives the payments and benefits specified in the Executive Severance Agreements, which were not changed in amount by the Amendments.

The Amendments were recommended by the Compensation Committee of the Board of Directors of the Company and were approved by the Board of Directors of the Company.

The foregoing summary of each Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Amendment with Mr. Eberle is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Amendment with Mr. McGraw is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement entered into May 14, 2024 to Amend the Executive Severance Agreement dated June 6, 2023 by and among HMN Financial, Inc., Home Federal Savings Bank and Jon Eberle

10.2	Agreement entered into May 14, 2024 to Amend the Executive Severance Agreement dated June 6, 2023 by and among HMN Financial, Inc., Home Federal Savings Bank and Lawrence McGraw

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	HMN Financial, Inc.

	By:	/s/	Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer